UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 21, 2008
INN OF THE MOUNTAIN GODS
RESORT AND CASINO
(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-113140	75-3158926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

287 Carrizo Canyon Road
Mescalero, New Mexico	88340
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (505) 464-7777
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On April 18, 2008, the board of directors (the “Board”) of Inn of the Mountain Gods Resort and Casino (the “Company”) appointed Mr. Lawrence J. Kovach as the Chief Financial Officer of the Company, effective on or about May 4, 2008. Mr. Kovach’s appointment was contingent upon receipt of a clear record from the gaming commission, with respect to his prior employment, which was received on April 21, 2008. Upon his appointment he will replace the Interim Chief Financial Officer, Ms. Pamela Gallegos.
     The Company and Mr. Kovach have orally agreed upon the terms and conditions of Mr. Kovach’s employment, which will be set forth in an Executive Employment Agreement (the “Kovach Employment Agreement”), between the Company and Mr. Kovach, which will be executed by the parties thereto within the next several days. Mr. Kovach will serve for a term of three years, unless earlier terminated as provided under the terms of the Kovach Employment Agreement. Mr. Kovach will earn an annual base salary of $200,000 and will have the opportunity to participate in employee benefit plans such as medical, dental and vision (including participation by his spouse and eligible dependents), subject to the terms and conditions of such benefit plans. He will also be entitled to reimbursement for all reasonable expenses, including relocation expenses, temporary housing for up to 90 days, travel and entertainment, which he incurs in the performance of his duties as set forth in the Kovach Employment Agreement. There is no family relationship between Mr. Kovach and any director or executive officer of the Company.
     The following sets forth biographical information regarding Mr. Kovach.

Lawrence J. Kovach Age: 63	From March 2001 to March 2008 Mr. Kovach served as the Finance Officer of the Confederated Tribes of the Grand Ronde Community of Oregon (the “Tribe”). As the primary financial executive of the Tribe, Mr. Kovach directed the Tribal government’s accounting practices, financial planning, management and reporting. He assured enforcement of, and compliance with, the Fiscal Management, Budget and Appropriations, Debt Collection and Procurement ordinances. Mr. Kovach was responsible for monitoring the financial management and accounting practices of the Tribal entities not operating within the Tribal government structure. He developed and fostered relationships with government agencies, banking and lending institutions, investment managers, insurers, the financial community and Tribal members. Further, the Finance Officer is the primary investment contact for the Tribe. In addition the Finance Officer serves as the Chief Financial Officer of: Grand Ronde Food and Fuel Company; Spirit Mountain Management Consulting, Inc.; and Spirit Mountain Development Corporation. Mr. Kovach received a bachelor’s degree in Business Administration-Accounting from Niagara University and is a Certified Public Accountant licensed in New York, New Mexico, Ohio, Oregon and Texas.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
Dated: April 23, 2008	By:	/s/ Pamela Gallegos
Pamela Gallegos
Interim Chief Financial Officer